                                                                   EXHIBIT 10.24

                                     LEASE
                                     -----

          THIS LEASE is entered into and made as of March 4, 1999 by and between WAM!NET INC., a Minnesota corporation ("Landlord"), and SILICON GRAPHICS, INC., a Delaware corporation ("SGI"), on behalf of itself and its wholly-owned subsidiary, CRAY RESEARCH, L.L.C., a Delaware limited liability company ("Cray") (SGI and Cray are collectively referred to hereinafter as "Tenant").

                                  WITNESSETH:

          Landlord, in consideration of the rents and covenants hereinafter set forth, does hereby demise, let and lease to Tenant, and Tenant does hereby hire, take and lease from Landlord, on the terms and conditions hereinafter set forth, the following described rentable area, hereinafter called the "Premises", to have and to hold the same, with all appurtenances specified herein, for the term hereinafter specified.

1.   DESCRIPTION OF THE PREMISES
     ---------------------------

          (a) Premises.  The "Premises" will initially include all buildings and
              --------
common areas comprising the Cray Research campus located at 655 Lone Oak Parkway, in the City of Eagan, County of Dakota, State of Minnesota (hereinafter called the "Project"), consisting of approximately 480,724 square feet of rentable area within Buildings A, D, E and F, as more particularly shown on Exhibit A attached hereto and made a part hereof. Landlord and Tenant
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acknowledge that said total rentable area of the Project includes approximately
93,756 square feet of interior common area. During the Term, Tenant shall also have the right to use all personal property of Landlord currently located in the Premises. At such times that the rentable area of the Premises is reduced, said personal property currently located therein shall remain in the vacated portions of the original Premises and Tenant shall no longer have the right to use the same. All such personal property shall be surrendered to Landlord in the same condition as on the Commencement Date (as hereinafter defined) subject to ordinary and reasonable wear and tear.

          (b)  Reduction of Rentable Area.
               --------------------------

               (1) On or before March 15, 1999, Tenant shall vacate all of Building A, which includes approximately 62,107 square feet of rentable area, as shown on Exhibit B-1 attached hereto and made a part hereof, in which event the
         -----------
Premises shall consist of approximately 418,617 square feet of rentable area.

               (2) On or before May 15, 1999, Tenant shall vacate approximately 92,821 square feet of rentable area located within Building E as shown on Exhibit B-2 attached hereto and made a part hereof, in which event the Premises
-----------
shall consist of
approximately 325,796 square feet of rentable area (which calculation of rentable area includes approximately 67.8% of the square footage of the interior common area).

          (3) As of June 1, 2001, Tenant shall vacate approximately 220,000 square feet of rentable area located within Buildings E and F as shown on Exhibit B-3 attached hereto and made a part hereof, in which event the Premises
-----------
shall consist of approximately 105,796 square feet of rentable area (which calculation of rentable area includes approximately 22.0% of the square footage of the interior common area); provided, however, that if, on or before June 1, 2000, Tenant delivers to Landlord a revised plan to vacate all or any portion of the Premises, Landlord and Tenant shall meet and confer and negotiate in good faith to amend this Lease to allow Tenant to vacate additional rentable area within the Premises, and the Premises shall be further reduced with regard to the rentable area so vacated by Tenant, which additional reduction shall be effective as of the later of the date vacated by Tenant or June 1, 2001.

          (4) Landlord and Tenant shall equally share any and all costs necessary to separate the remaining Premises from the rentable area vacated by Tenant as provided in subsections (1), (2) and (3) above, including (a) the cost of constructing such demising walls, corridors, heating, ventilation, and air conditioning modifications, utility installations and security systems as agreed upon by Landlord and Tenant (collectively, the "Demising Improvements"), and (b) the cost to remove the Demising Improvements upon expiration or earlier termination of this Lease. Tenant shall construct the Demising Improvements in a good and workmanlike manner and in compliance with applicable laws and building codes. Prior to constructing the Demising Improvements, Landlord and Tenant shall meet and confer in good faith for purposes of agreeing upon the Demising Improvements and the cost thereof. If at any time Landlord and Tenant are unable to so agree after using reasonable efforts, then either party shall have the right to deliver notice to the other party of such disagreement (the "Notice of Disagreement"). The parties shall continue to use good faith efforts to agree for five (5) business days after delivery of the Notice of Disagreement, and within said period shall provide to each other their respective Demising Improvements proposal. If the parties are unable to reach agreement within said period, Landlord and Tenant shall each promptly identify an architect or other qualified design professional. Said two (2) architects (or other qualified design professionals) shall promptly mutually select a third architect or other qualified design professional (the "Expert"). The Expert shall review and analyze each parties' Demising Improvements proposal and shall be required to select one of the two proposals, as the Expert deems appropriate. Said decision of the Expert shall be final and binding on Landlord and Tenant, unless Landlord and Tenant mutually agree otherwise in writing.

          (c) Common Areas.  Tenant shall have the non-exclusive right to use
              ------------
all common areas of the Project, including, without limitation, sidewalks, driveways, parking areas, corridors, cafeterias, lobbies, recreational facilities and other amenities, in accordance with the terms of this Lease.

2.   TERM
     ----

          The term of this Lease (the "Term") shall commence on March 4, 1999 (the "Commencement Date") and end on May 31, 2004 (the "Expiration Date"), unless sooner terminated as provided in this Lease. Effective as of June 1, 2001 and on each June 1 thereafter until June 1, 2003, Tenant shall have the option to terminate this Lease by delivering to Landlord at least six (6) months' prior written notice of termination (which notice shall be delivered not sooner than June 1, 2001, providing a termination date of not sooner than six
(6) months thereafter).

3.   RENT
     ----

          (a) Base Rent.  No Base Rent shall be payable with respect to the
              ---------
period from the Commencement Date through May 31, 1999. From June 1, 1999 through May 31, 2001, Tenant shall pay to Landlord, at the address listed below in Paragraph 25, Base Rent for the Premises in the amount of Twelve Dollars ($12.00) per square foot of rentable area per year, which is equal to Three Million Nine Hundred Nine Thousand Five Hundred Fifty-two and no/100 Dollars ($3,909,552.00), payable in equal monthly installments of Three Hundred Twenty Five Thousand Seven Hundred Ninety-six and no/100 Dollars ($325,796.00) in advance, on or before June 1, 1999 and continuing on or before the first day of each and every month thereafter throughout said period of the Term. With respect to the portion of the Premises which Tenant continues to occupy under this Lease from and after June 1, 2001, the Base Rent shall be in the amount of Twelve and 60/100 Dollars ($12.60) per square foot of rentable area per year, payable in monthly installments at the rate of One and 05/100 Dollars($1.05) per square foot of rentable area per month. If the Commencement Date shall be a day other than the first day of a calendar month or the Expiration Date shall be a day other than the last day of a calendar month, the Base Rent installment for such first or last fractional month shall be prorated accordingly, based on a thirty (30) day month. Tenant's obligation to pay Base Rent and any and all other amounts due hereunder is a separate and independent covenant and obligation. Tenant shall pay all Base Rent and all other amounts as shall become due from and payable by Tenant to Landlord under this Lease at the times and in the manner provided herein, without abatement and without notice, demand, setoff or counterclaim.

          (b) Taxes and Operating Expenses.  Tenant shall pay as additional rent
              ----------------------------
Tenant's Proportionate Share (as defined below) of all Taxes (as defined below) and Operating Expenses (as defined below), which shall accrue and be due and payable from and after the Commencement Date as provided hereinbelow.

               (1)  Definitions.
                    -----------

                    a. "Tenant's Proportionate Share" of Operating Expenses shall mean the percentage determined by dividing the then existing rentable area of the Premises by the total rentable area within the Project. From the Commencement Date through May 31, 1999, Tenant's Proportionate Share shall be one hundred percent (100%) and, commencing on June 1, 1999 through May 31, 2001, Tenant's Proportionate Share shall be sixty-seven and eight tenths percent (67.8%). If the rentable area of the Premises is reduced in accordance with the terms of this Lease, then Tenant's Proportionate Share shall be adjusted to be the percentage determined by a fraction, the numerator of which is the reduced rentable area of the Premises, and the denominator of which is 480,724. Notwithstanding any contrary or inconsistent provision herein, for the period of the Term from the Commencement Date until June 1, 1999, Tenant's Proportionate Share shall be fixed at one hundred percent (100%), irrespective of Tenant's use or occupancy of the Premises.

                    b. "Taxes" shall mean all real estate taxes, installments of special assessments, sewer charges, transit taxes, taxes based upon receipt of rent and any other federal, state or local governmental charge, general, special, ordinary or extraordinary (excluding income, franchise, or other taxes based upon Landlord's income or profit, unless imposed in lieu of real estate taxes) which shall now or hereafter be levied, assessed or imposed against the Project and shall apply to said obligations at such time in which said obligations are accrued or levied. Taxes shall not include any additional taxes attributable to the improvement of any portion of the Project occupied by Landlord or any other tenant (besides Tenant). Tenant shall be obligated to pay one hundred percent (100%) of all Taxes attributable to the improvement of any portion of the Premises by or on behalf of Tenant.

                    c. "Operating Expenses" shall mean all of Landlord's costs and expenses of operation and maintenance of the Project and the surrounding walks, driveways, parking lots, recreational facilities and other amenities and landscaped areas (within the area described or shown in Exhibit "A") as determined by Landlord in accordance with
                   -----------
          generally accepted accounting principles or other recognized accounting practices, consistently applied, including by way of illustration and not limitation: costs (including attorneys' fees) incurred in connection with any good faith contest of Taxes (but only to the extent of savings resulting from such contest); insurance premiums for the insurance required to be maintained by Landlord as provided herein and such other insurance as is otherwise typically maintained by owners of class-A office buildings in the Minneapolis/St. Paul metropolitan area; personal property taxes on personal property used in the Project by Landlord in operating or maintaining the Project; water, electrical and other utility charges other than the separately billed electrical and other charges described in Paragraph 7 hereof; the charges of any property manager or independent contractor who, under a contract with Landlord, or its representatives, does any of the work of operating, maintaining or repairing of the Project (which shall not exceed the approximate amount, per square foot, of such charges paid for property management of comparable properties in the Minneapolis-St. Paul metropolitan area), service and other charges incurred in the operation and maintenance of the elevators and the heating, ventilation and air conditioning system; cleaning services; tools and supplies; landscape maintenance costs; building security services; license and permit fees; wages, bonuses and related employee benefits payable to the onsite employees of Landlord (but only to the extent such employees are engaged in the management or maintenance of the Project, and then only if neither Cray nor SGI is responsible for serving as, or engaging the services of, the property manager of the Project) or its property management agent; such other costs and expenses which would, under generally accepted accounting principles applicable to real estate leasing transactions, be regarded as operating and maintenance costs and expenses. If Landlord shall install a labor saving device, equipment or such other improvement intended to improve the operating efficiency of any system within the Project (such as an energy management computer system) then Landlord may add to Operating Expenses of the Project, in each year during the useful life of such installed device or equipment, an amount equal to the lesser of (i) annual depreciation or amortization allowance of the cost of such installed device or equipment as determined in accordance with applicable regulations of the Internal Revenue Service or generally accepted accounting principles, or (ii) the savings in Operating Expenses that results from such installation. Notwithstanding the preceding to the contrary, Operating Expenses shall not include any of the following-described expenses: any costs incurred by Landlord in connection with the construction of any alterations, additions or improvements for the sole benefit of Landlord or other occupants of the Project;

          financing and refinancing costs, including interest on debts relating to mortgage loans and rental fees under any ground or underlying leases; business or income taxes; depreciation or amortization expense (except as provided herein); costs in excess of the insurance deductible (which deductible shall in no event exceed $50,000.00) incurred by Landlord in connection with repairs and restorations following the occurrence of a casualty loss; leasing commissions and other costs of leasing incurred by Landlord; costs of restoring the building or other improvements following a taking or transfer in lieu thereof; costs incurred by Landlord as a result of Landlord making new improvements to rentable area in the part of the Project that is occupied by Landlord, which are made to cause the Project to comply with applicable laws, ordinances, building codes, rules or regulations, and which improvements are not required as a result of improvements made by Tenant to the Premises; costs in excess of the insurance deductible incurred as a result of the negligent or intentional acts of Landlord or other occupants of the Project; and costs which would be capitalized under generally accepted accounting principles (except as otherwise provided herein). Operating Expenses shall, in any event, include the cost of necessary or appropriate capital repairs and replacements to the Project, which shall be amortized on a monthly basis over the useful life of the capital item on a straight-line basis.

          (2) Payment of Taxes.  Tenant shall pay to Landlord Tenant's
              ----------------
Proportionate Share of all Taxes on or before the later of (i) the twentieth
(20th) day prior to the date the applicable Taxes are due and payable or (ii) the tenth (10th) day following Landlord's written demand therefor (which demand shall be accompanied by a copy of the related tax bill or other accurate statement of the amount of the Taxes). Subject to the foregoing and subject to rights of Landlord to contest or dispute Taxes, Landlord shall pay the Taxes to the applicable taxing authority(ies) on or before the date they are due and payable.

          (3) Payment of Operating Expenses.   Landlord shall deliver to Tenant
              -----------------------------
a written estimate of the Operating Expenses and the portion thereof payable by Tenant for the ensuing year or portion thereof. On or before the first day of each month during the Term, Tenant shall pay such estimated amount of Tenant's annualized share of such Operating Expenses in twelve (12) equal monthly installments, in advance. Following the expiration of each calendar year, Landlord shall furnish Tenant a statement showing in reasonable detail the actual Operating Expenses for the preceding calendar year. Within thirty (30) days after service of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between Tenant's actual Proportionate Share of Operating Expenses for the preceding calendar year and the amount of Operating Expenses paid by Tenant during such year. If this Lease shall commence, expire or be terminated on any date other than the last day of a calendar year, then Tenant's Proportionate Share of Operating Expenses and Taxes for such partial calendar year shall be prorated on the basis of the number of days during the year this Lease was in effect in relation to the total number of days in such year. Without limiting other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Operating Expenses and Taxes shall survive the expiration of the Term. Subject to the foregoing obligation of Tenant to pay its Proportionate Share of Operating Expenses, and subject to the right of Landlord to contest or dispute all or any part of the Operating Expenses, Landlord shall pay the Operating Expenses on or before the date they are due and payable.

          (4) Audit.  Tenant or its accountants shall have the right to inspect,
              -----
at reasonable times and locations and in a reasonable manner, during the ninety
(90) day period following the delivery of Landlord's statement of Operating Expenses for a given calendar year, such of Landlord's books and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof; unless Tenant takes written exception to any item within ninety (90) days after the furnishing of the statement, such statement shall be considered as final and accepted by Tenant; if Tenant shall dispute any item or items included in the determination of Landlord's Operating Expenses for a given calendar year, and such dispute is not resolved by the parties hereto within sixty (60) days after the date on which Tenant gives written notice to Landlord of the disputed items, then either party may, within thirty (30) days thereafter, request that a firm of certified public accountants mutually selected by Landlord and Tenant render an opinion as to whether or not the disputed item or items may properly be included in the determination of Landlord's Operating Expenses of the Project for such year; and the opinion of such firm on the matter shall be conclusive and binding upon the parties hereto; the fees and expenses incurred in obtaining such an opinion shall be borne by Tenant unless: (aa) Landlord's statement contains errors aggregating more than four percent (4%) of the Operating Expenses for the Project; and (bb) neither Cray nor SGI is responsible for serving as, or engaging the services of, the property manager of the Project.

          (c) Net Lease.  Landlord and Tenant intend that this Lease shall be
              ---------
deemed and construed to be a "net lease," and Base Rent, Operating Expenses, Taxes and all other charges, costs and sums to be paid by Tenant hereunder shall be paid to Landlord absolutely net and without any charges, assessments, impositions, expenses or deductions of any kind or nature whatsoever, except as otherwise explicitly stated in this Lease.

          (d) Service Charge.  Tenant's failure to pay any monetary payment
              --------------
required of Tenant hereunder within ten (10) days of the due date therefor shall result in the imposition of a service charge for such late payment in the amount of two percent (2%) of the amount due. In addition, any sum not paid within thirty (30) days of the due date therefor shall bear interest at a rate equal to the greater of eighteen percent (18%) per annum or the then-current prime rate (as listed in the "Money Rates" section of the Wall Street Journal) plus two
                                               -------------------
percent (2%) per annum (or such lesser percentage as may be the maximum amount permitted by law) from the date due until paid.

4.   TENANT FINISH IMPROVEMENTS
     --------------------------

          Tenant accepts the Premises in "AS IS, with all faults" condition, with no representations or warranties of any kind by or on behalf of Landlord with regard to the Premises. Landlord shall have no obligation to construct any tenant improvements or make any other changes to the Premises except as expressly provided herein.

5.   CABLE PLANT
     -----------

          Tenant shall have the right to maintain and to exclusively use all existing cable plant and any related facilities and equipment located within the Buildings to the extent serving solely the Premises. Tenant shall have the right to use such cable plant and such related facilities and equipment in the same manner in which Tenant has previously used the same prior to the sale and transfer of the Project by Tenant to Landlord. Such maintenance shall be performed with due care by qualified professionals, in a good workmanlike manner, and shall be carried out in a manner which will not unreasonably interfere with the use of the cable plant and related facilities and equipment by Landlord.

          Landlord shall have the right to maintain and to exclusively use all existing cable plant and any related facilities and equipment located within the Buildings to the extent not serving solely the Premises. Landlord and Tenant shall split the existing cable plant as mutually agreed to serve the Premises and the balance of the Project. Landlord and Tenant shall meet within thirty
(30) days after the date hereof to establish plans to so split the existing cable plant.

6.   USE OF THE PREMISES
     -------------------

          (a) Specific Use.  The Premises shall be used exclusively for purposes
              ------------
of general, administrative and sales office, research and development, training and for any other lawful purpose incidental thereto, and shall not be used for any other purpose; provided, however, that Tenant shall have the right to use the Premises in a manner consistent with the uses to which Tenant has put the Premises during the period prior to the sale and transfer of the Project to the Landlord.

          (b) Covenants Regarding Use.  In connection with its use of the
              -----------------------
Premises, Tenant agrees to do the following:

          (1) Tenant shall use the Premises and conduct its business thereon in a safe, careful, reputable and lawful manner; shall keep and maintain the Premises in as good a condition as they were on the Commencement Date, subject to ordinary and reasonable wear and tear, and shall make all necessary repairs to the Premises other than those which Landlord is obligated to make as provided elsewhere herein.

          (2) Tenant shall not commit, nor allow to be committed, in, on or about the Premises, the Buildings or the Project, any act of waste, including any act which might deface, damage or destroy the Project, Buildings, or any part thereof; use or permit to be used on the Premises any equipment or other thing which might cause injury to person or property; permit any objectionable or offensive noise or odors to be emitted from the Premises.

          (3) Tenant shall not overload the floors of the Premises beyond their designed weightbearing capacity. Notwithstanding the foregoing sentence to the contrary, but subject to Paragraph 10(b) hereof, Tenant shall have the right to continue to use the Premises in the same manner as Tenant has used the Premises prior to the sale and transfer of the Premises to Landlord.

          (4) Tenant shall not use the Premises, nor allow the Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Project or increase the rate of premiums payable on any such insurance policy. Should Tenant fail to comply with this covenant, Landlord may require Tenant to reimburse Landlord as additional rent for any increase in premiums charged during the term of this Lease on the insurance carried by Landlord on the Premises and attributable to the use being made of the Premises by Tenant. Notwithstanding the foregoing provisions of this subsection (4) to the contrary, Tenant shall have the right to continue to use the Premises in the same manner as Tenant has used the Premises prior to the sale and transfer of the Premises to Landlord.

          (c) Compliance with Laws.  Tenant shall not use or permit the use of
              --------------------
any part of the Premises for any purpose prohibited by law. Tenant shall, at Tenant's sole expense, comply with all laws, statutes, ordinances, rules, regulations and orders of any federal, state, municipal or other governmental agency thereof having jurisdiction over and relating to the use of the Premises, except that Tenant shall not be responsible for or required to make structural repairs to the Buildings or the

Premises unless, they are required as a result of Tenant's use or improvement of the Premises from and after the Commencement Date, or Tenant's negligence or willful misconduct.

          (d) Compliance with Project Rules and Regulations.  Landlord and
              ---------------------------------------------
Tenant shall comply with and conform to the rules and regulations attached to this Lease, made a part hereof and marked Exhibit "C".
                                          -----------

          (e) Compliance with Zoning.  Tenant knows the character of its
              ----------------------
operation in the Premises and that applicable zoning ordinances and regulations are of public record. Tenant shall have sole responsibility for its compliance therewith, and Tenant's inability so to comply shall not be cause for Tenant to terminate this Lease.

7.   UTILITIES AND OTHER BUILDING SERVICES
     -------------------------------------

          (a) Services to be Provided.  Landlord shall furnish Tenant with the
              -----------------------
following utilities and building services to the extent reasonably necessary for Tenant's use and occupancy of the Premises or as may be required by law or directed by governmental authority:

               (1) Heating, ventilation and air conditioning;

          (2) Electricity for lighting and operating business machines and equipment in the Premises and the common areas and facilities of the Buildings;

               (3) Water for lavatory and drinking purposes;

               (4) Automatic elevator service;

               (5) Washing of interior and exterior windows;

               (6) Replacement of all lamps, bulbs, starters and ballasts used in the Project;

               (7) Cleaning and maintenance of the common areas and facilities of the Project and the walks, driveways, parking lots and landscaped areas within the Project, including the removal of rubbish and snow; and

               (8) Repair and maintenance of the Project and certain systems within the Premises to the extent specified in Paragraph 10(a) hereof.

          (b)  Additional Services.  If Tenant uses any other utilities or
               -------------------
building services in addition to those identified above or uses any of the above utilities or building services in frequency, scope, quality or quantities greater than normally required by the other tenant(s) in the Project (including Landlord), then the incremental cost thereof shall be borne by

Tenant, who shall reimburse Landlord monthly for the same as provided in Paragraph 7(d) hereof. If Landlord or any other tenant of the Project uses any other utilities or building services in addition to those identified above or uses any of the above utilities or building services in frequency, scope, quality or quantities greater than normally required by Tenant, then the incremental cost thereof shall be excluded from Operating Expenses for purposes of this Lease, to be effective as of such time that Landlord is made aware of such additional use.

          If Landlord determines that Tenant has installed or connected any machinery or equipment that exceeds the designed load capacity of the Project's electrical system or is incompatible therewith, then Landlord shall have the right, as a condition to granting its consent, to make such modifications to any utility system or other parts of the Project or the Premises, or to require Tenant to make such modifications to the equipment to be installed or connected, as is reasonably necessary before such equipment may be so installed or connected. The cost of any such modifications shall be borne by Tenant, who shall reimburse Landlord for the same (or any portion thereof paid by Landlord) as provided in Paragraph 7(d) hereof. This paragraph shall not apply to any machinery or equipment that exists as of the Commencement Date.

          (c) Interruption of Services.  Tenant understands, acknowledges and
              ------------------------
agrees that any one or more of the utilities or building services identified above may be interrupted by reason of accident, emergency or other causes beyond Landlord's control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made; that Landlord does not represent or warrant the uninterrupted availability of such utilities or building services; and that any such interruption, unless caused by the intentionally wrongful act of Landlord shall not be deemed an eviction or disturbance of Tenant's right to possession, occupancy and use of the Premises or any part thereof, or render Landlord liable to Tenant in damages by abatement of rent or otherwise, or relieve Tenant from the obligation to perform its covenants under this Lease.

          (d) Payment for Utilities and Buildings Services.  The cost of
              --------------------------------------------
additional utilities and other building services furnished by Landlord at the request of Tenant or as a result of Tenant's activities as provided in Paragraph 7(b) hereof shall be borne by Tenant, who shall be separately billed therefor and who shall reimburse and pay Landlord monthly for the same as additional rent, at the same time the next monthly installment of Base Rent and other additional rent is due. Tenant agrees to give reasonable advance notice, in writing, to Landlord of its request for additional services.

          (e) Computer Areas.  Landlord and Tenant shall each be responsible for
              --------------
their own utilities consumption costs associated with their respective computer areas within Building E. Tenant acknowledges that its computer area is located on Level 2 of Building E. Within thirty (30) days after the date hereof, representatives of Landlord and Tenant shall meet to establish the method for determining respective responsibility for such utilities costs. If the parties are unable to mutually agree within said thirty
(30) days then, at Landlord's option, (i) each party's large electrical equipment, such as computers, shall be separately submetered, and/or (ii) each party's computer areas shall be separately submetered, to determine electrical consumption. In such event, each party shall be responsible for all costs and expenses of the submetered electricity supplied to their respective computer areas and, if necessary, Tenant's Proportionate Share of the balance of the electricity costs shall be equitably adjusted. The costs of installing any such submeters in Tenant's computer area shall be borne by Tenant. The costs of installing any such submeters in Landlord's computer area shall be borne by Landlord.

8.   PARKING
     -------

          Tenant and its employees, agents, contractors, invitees and guests shall have the non-exclusive right to park vehicles in the parking areas of the Project on an undesignated basis at no additional charge to Tenant or its employees, agents, contractors, invitees and guests.

9.   SIGNS
     -----

          Subject to the terms and conditions of this Paragraph 9, Tenant shall have the right to retain and maintain signs, advertisements, and notices on or in the Project or on or about the Premises which have existed prior to the Commencement Date; provided, however, that Landlord and Tenant shall mutually agree on the signage to be installed by Tenant in the Project from and after the Commencement Date. Tenant shall not inscribe, paint, affix or display any additional signs, advertisements, or notices without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Upon the expiration or early termination of this Lease, Tenant shall remove all of its signs and shall repair and restore any damage or injury in connection therewith, at Tenant's sole expense. Landlord shall have the right to erect and/or otherwise install such signage as desired by Landlord, provided that it complies with city ordinances and other applicable laws and regulations. If city ordinances or other applicable laws or regulations impose restrictions or limitations preventing Landlord from installing signage in size and quantity equaling in area and visibility Tenant's existing signage, then Tenant agrees to share and/or reduce the size and/or quantity of its signs to the extent necessary to allow Landlord to install legal and conforming signage equaling in area and visibility Tenant's existing signage. Landlord shall pay all costs and expenses for Landlord's signage. Landlord shall also pay the cost, if any, of modifying Tenant's existing signage if necessary to allow Landlord to install Landlord's signage as permitted by this paragraph. Any new directional signs on the Project shall be subject to the mutual approval of Landlord and Tenant, which shall not be unreasonably withheld or delayed.

10.  REPAIRS, MAINTENANCE, ALTERATIONS, IMPROVEMENTS AND FIXTURES
     ------------------------------------------------------------

          (a) Repair and Maintenance of Project.  Landlord shall keep and
              ---------------------------------
maintain in good order, condition and repair the roof, exterior and interior loadbearing walls (including any plate glass windows comprising a part thereof), foundation, basement, the common areas and facilities of the Project and the electrical, plumbing, heating, ventilation and air conditioning systems serving the Premises and other parts of the Project. The cost of all noncapitalized repairs required to be made by Landlord shall be an Operating Expense of the Project (unless such non-capitalized repairs are required to be made by the negligence, misuse, or default of Landlord, its employees or agents, or the negligence, misuse or default of other occupants of the Project or their employees or agents) unless made necessary by the negligence, misuse or default of Tenant, its employees or agents, in which event they shall be borne by Tenant, who shall be separately billed and shall reimburse Landlord for the same as Additional Rent.

          (b) Repair and Maintenance of Premises.  Except as provided in
              ----------------------------------
Paragraph 10(a) hereof, Tenant shall, at its own expense, keep and maintain the Premises in good order, condition and repair at all times during the Term, subject to damage by casualty loss and Tenant shall promptly repair all damage to the Premises and replace or repair all damaged or broken fixtures, equipment and appurtenances with materials equal in quality and class to the original materials, and within any reasonable period of time. If in any one event the cost of such repair or replacement is estimated to exceed Ten Thousand and no/100 Dollars ($10,000.00), then such repair or replacement shall be under the supervision and subject to the approval of Landlord. If Tenant fails to do so, Landlord may, but need not make such repairs and replacements, and Tenant shall pay Landlord the cost thereof within thirty (30) days following Landlord's written demand therefor, plus an amount equal to fifteen percent (15%) of any costs or expenses paid by Landlord, in order to reimburse Landlord for overhead, general conditions, fees and other costs and expenses arising from Landlord's actions or involvement.

          (c) Alterations or Improvements.  During the Term, Tenant shall have
              ---------------------------
the right to make such alterations, additions or improvements to the Premises ("Improvements") as deemed necessary or desirable by Tenant, provided that such Improvements are constructed in accordance with the terms and conditions of this subsection (c). However, Tenant shall not make any Improvements of a structural nature without obtaining Landlord's prior written consent. At the time Tenant desires to make any

Improvements with a cost in excess of Fifty Thousand and no/100 Dollars ($50,000.00), Tenant shall submit (i) a general plan or layout to Landlord for Landlord's review and (ii) an express written notice that Landlord must notify Tenant within fifteen (15) days if Landlord will require Tenant to remove such Improvements prior to the Expiration Date, and, within fifteen (15) days following receipt of such plan and notice, Landlord shall notify Tenant in writing if Landlord will require Tenant to remove such Improvements prior to the Expiration Date ("Removal Notice"). Tenant shall not have the right to make any Improvements to or on the common areas of the Project. All Improvements shall be made in compliance with all applicable laws and building codes, in a good and workmanlike manner and in quality equal to or better than the original construction of the Project. Tenant shall promptly pay all costs attributable to such Improvements and shall indemnify, defend and hold harmless Landlord from and against any mechanic's liens or other liens or claims filed or asserted as a result thereof and against any costs or expenses which may be incurred as a result of building code violations attributable to such work. Tenant shall promptly repair any damage to the Premises or the Project caused during the construction of such Improvements. Landlord shall give proper notice to Tenant of any possible claim with respect to which Tenant's obligation to indemnify, defend and hold harmless Landlord may apply and Tenant shall have the right to defend any such claim with counsel of Tenant's choosing. All Improvements made by Tenant to the Premises during the Term shall remain the property of Tenant and Tenant shall be entitled to all depreciation and amortization of costs in connection therewith. Prior to surrender of the Premises to Landlord, Tenant shall remove any Improvements identified by Landlord for removal in the Removal Notice and, at Landlord's request provided at least fifteen (15) days prior to the Expiration Date or earlier termination of the Lease, such other Improvements constructed by Tenant during the Term which were not submitted to Landlord for its prior review. Any damage caused by such removal shall be repaired at Tenant's cost and expense. Notwithstanding the preceding to the contrary, Tenant shall have no obligation to remove any Improvements that existed on the Commencement Date, or any Improvements that Tenant installed during the Term and which Landlord did not identify for removal following Landlord's review of the general plans. In the event Tenant so fails to remove any Improvements that Tenant is obligated to remove, Landlord may have same removed and the Premises so repaired at Tenant's expense. If any Improvements to the Premises cause the need for additional alterations or improvements to any other part of the Project or the Premises, including, but without limitation, any system(s) of the Project and/or any other changes to comply with applicable codes, ordinances or other laws (collectively, "Additional Improvements"), the installation of such Additional Improvements shall be subject to the terms and conditions of this subsection (c) and Tenant shall be required to pay the cost of installing such Additional Improvements.

          (d) Trade Fixtures.  Any trade fixtures installed on the Premises by
              --------------
Tenant at its own expense during the Term, such as movable partitions, counters, shelving, showcases, mirrors and the like may, and, at the request of Landlord, shall be removed on the Expiration Date or earlier termination of this Lease, provided that Tenant is not then in default, that Tenant bears the cost of such removal, and further that Tenant repair at its own expense any and all damage to the Premises resulting from the original installation of and subsequent removal of such trade fixtures. If Tenant fails so to remove any and all such trade fixtures from the Premises on the Expiration Date or earlier termination of this Lease, all such trade fixtures shall become the property of Landlord unless Landlord elects to require their removal, in which case Tenant shall promptly remove same and restore the Premises to their prior condition. In the event Tenant so fails to remove same, Landlord may have same removed and the Premises so repaired to their prior condition at Tenant's expense.

          (e) Cabling.  During the Term, Tenant shall have the right to install
              -------
such cabling in the Premises as deemed necessary or desirable by Tenant, subject to the terms of this subsection (e). At the time Tenant desires to install any such cabling, Tenant shall submit (i) a general plan or layout to Landlord for Landlord's review and (ii) an express written notice that Landlord must notify Tenant within fifteen (15) days if Landlord will require Tenant to remove such cabling prior to the Expiration Date. If, within fifteen (15) days following receipt of such plan and notice, Landlord notifies Tenant in writing that Landlord will require Tenant to remove such cabling prior to the Expiration Date, then Tenant shall remove such cabling identified by Landlord prior to the Expiration Date or earlier termination of the Lease. If Tenant fails to provide such plan and notice to Landlord prior to installation of the cabling, then Tenant shall be required to remove such cabling prior to the Expiration Date or earlier termination of the Lease, unless otherwise notified in writing by Landlord. If Tenant provided said plan and notice, but Landlord does not notify Tenant, then upon the Expiration Date or earlier termination of this Lease, such items shall be deemed to be part of the realty and the property of Landlord (and shall not be removed or disabled by Tenant). If Landlord so notifies Tenant to remove any or all of such items, and Tenant fails to remove the same upon the expiration or earlier termination of this Lease, then Landlord may have the same removed at Tenant's expense.

          (f) Reserved Rights.  Landlord reserves the right to decorate and to
              ---------------
make, at any time or times, at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Buildings, the Project or part thereof, and to perform any acts related to the safety, protection or preservation thereof, and during such operations to take into and through the Premises or any part of the Buildings all material and equipment required, provided that Landlord shall use reasonable efforts to cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances. Included among Landlord's rights are rights of Landlord to install security devices, walls, doorways and/or other improvements as necessary or desirable in Landlord's discretion to adequately secure space in the Project occupied or used by Landlord or other tenants from the Premises. Tenant shall cause its employees, agents, customers and invitees to comply with any security measures reasonably imposed by Landlord.

11.  FIRE OR OTHER CASUALTY; CASUALTY INSURANCE
     ------------------------------------------

          (a) Substantial Destruction of the Buildings.  If the Buildings in
              ----------------------------------------
which the Premises is located are substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of said Buildings) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within sixty (60) days of such casualty. In such event, Base Rent and Additional Rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

          (b) Substantial Destruction of the Premises.  If the Premises are
              ---------------------------------------
substantially destroyed (which, as used herein, means destruction or damage to at least seventy-five percent (75%) of the Premises), or rendered wholly untenantable for the purpose for which they were leased, by fire or other casualty whether or not the Buildings are substantially destroyed as provided above, then the parties hereto shall have the following options:

              (1) Tenant may elect to terminate the Lease or to require that the Premises be reconstructed and restored, at Landlord's expense, to substantially the same condition as the Premises existed prior to the casualty, except for repair or replacement of Tenant's personal property, equipment and trade fixtures, which shall remain Tenant's responsibility. This option shall be exercised by Tenant giving written notice to Landlord within sixty (60) days after the date of the casualty, and this Lease shall continue in full force and effect for the balance of the Term upon the same terms, conditions and covenants as are contained herein. Base Rent and Additional Rent shall be equitably abated following the occurrence of the casualty.

              (2) If the casualty occurs during the last twelve (12) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

          (c) Partial Destruction of the Premises.
              -----------------------------------

              (1) If the Premises are rendered partially untenantable for the purpose for which they were leased (which, as used herein, means the Premises are less than substantially destroyed, as defined in Paragraph 11(b) above) by fire or other casualty, then such damaged part of the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as it was prior to the casualty. Base Rent and Additional Rent shall be equitably abated in proportion to the ratio between the number of square feet which is untenantable compared to the aggregate number of square feet comprising the Premises. Landlord shall use reasonable diligence in completing such reconstruction repairs, but in the event Landlord fails to complete the same within one hundred fifty (150) days from the date of the casualty, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

              (2) If the casualty occurs during the last six (6) months of the Term, either party shall have the right and option to terminate its Lease as of the date of the casualty, which option shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this option is exercised, rent shall be apportioned to and shall cease as of the date of the casualty.

          (d)  Casualty Insurance.
               ------------------

               (1) Landlord shall at all times during the Term, carry, as an Operating Expense of the Project, a "Special Forms and Extended Perils" property insurance policy insuring the Project, including the Premises, against loss or damage by fire or other casualty (namely, the perils against which insurance is afforded by the standard fire insurance policy and extended coverage endorsement) for the full replacement cost thereof; provided, however, that Landlord shall not be obligated to insure against any loss or damage to personal property (including, but not limited to, any furniture, machinery, equipment, goods or supplies) of Tenant or which Tenant may have on the Premises or any trade fixtures installed by or paid for by Tenant on the Premises or any additional improvements which Tenant may construct on the Premises. Such policy shall provide coverage against physical loss, damage and theft and the perils of fire and extended coverage, including, without limitation, theft, vandalism, malicious mischief, explosion, collapse and underground hazards, sprinkler leakage, water damage, storms, subsidence, sinkhole collapse, landslide, and debris removal. Such property insurance must be from insurance companies rated at least A:X in the latest Best's Insurance Guide. Upon request, Landlord shall furnish to Tenant a certificate evidencing the existence of such insurance coverage and endorsements to such coverage. If changes to Tenant's use or operation on the

Premises, or any alterations or improvements made by Tenant pursuant to the provisions of Paragraph 10(c) hereof result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Tenant, who shall reimburse Landlord for the same as additional rent after being billed therefor. If changes to Landlord's use or operation within Project, or any alterations or improvements made by Landlord (and not on Tenant's behalf) result in an increase in the premiums charged during the Term on the casualty insurance carried by Landlord on the Project, then the cost of such increase in insurance premiums shall be borne by Landlord, and said increase shall be excluded from Operating Expenses for purposes of this Lease.

               (2) Tenant shall at all times during the Term, carry, at its own expense, property insurance covering its personal property and trade fixtures installed by or paid for by Tenant or any additional improvements which Tenant may construct on the Premises, which coverage shall be no less than replacement value. Tenant shall furnish Landlord with a certificate evidencing that such coverages are in full force and effect. Such coverages shall not be canceled or amended on less than thirty (30) days notice to Landlord.

          (e) Waiver of Subrogation.  This Paragraph 11(e) shall govern any
              ---------------------
contrary or inconsistent provisions of this Lease. Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss, damage or injury to property occurring in, on or about or to the Premises, improvements to the Project or personal property within the Project, by reason of fire or other casualty which are covered by applicable standard fire and extended coverage insurance policies. Because the provisions of this paragraph will preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease shall give to each insurance company which has issued to it one or more policies of fire and extended coverage insurance notice of the terms of the mutual releases contained in this paragraph, and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the mutual releases contained in this paragraph.

          (f) Calculating Percentages.  For purposes of calculating percentages
              -----------------------
under Paragraphs 11(a), 11(b) and 11(c), the rentable area of the common areas allocated to the area of the Premises shall be excluded, and only the actual rentable area of the Premises, excluding common areas, shall be taken into account.

12.  GENERAL PUBLIC LIABILITY, INDEMNIFICATION AND INSURANCE
     -------------------------------------------------------

          (a) At all times during the Term, Landlord and Tenant shall each carry, at its own expense, for the protection of the other party, one or more policies of general liability insurance with one or more insurance companies rated A:X or better in Best's Insurance Guide, providing minimum coverages of $2,000,000 combined single limit for bodily injury and property damage per occurrence and location with $5,000,000 aggregate coverage. Such general liability insurance shall include a separation of insureds/cross liability endorsement, broad form property damage coverage and afford coverage for "personal injury" liability. At all times during the Term, Landlord and Tenant shall each carry comprehensive automobile liability insurance covering all owned, non-owned and hired automobiles, with limits of not less than $1,000,000 in primary coverage per accident for both bodily injury and property damage liability. All such insurance policy or policies shall name the other party as additional insureds and shall provide that they may not be canceled or materially changed on less than thirty (30) days prior written notice to the other party. Each party shall furnish the other with certificates of insurance evidencing such coverages prior to the Commencement Date and prior to the date of renewal. Should any party fail to carry such insurance and/or furnish to the other party within ten (10) days following such other party's request a certificate of insurance evidencing such coverage, such other party shall have the right to obtain such insurance and collect the cost thereof from the non-performing party, in which event the non-performing party shall reimburse such other party for the cost of such coverage within thirty (30) days following such other party's written demand therefor. Each party shall also provide the other with certificates evidencing workers' compensation insurance coverage as required by law and employer's liability coverage for injury, disease and death, with coverage limits of not less than $1,000,000 per accident. The insurance coverages required hereby shall be deemed to be additional obligations of each party and shall not be a discharge or limitation of such party's indemnity obligations contained hereinbelow.

          (b) Except for any loss, damage, or injury to person or property caused by the negligence or intentional misconduct of Landlord, Landlord's agents, employees, contractors, invitees or guests, Tenant shall be responsible for, shall insure against, and shall indemnify Landlord and hold it harmless from, any and all liability for any loss, damage or injury to person or property, arising out of use, occupancy or operations of Tenant and occurring in, on or about the Premises and Tenant hereby releases Landlord from any and all liability for the same. Tenant's obligation to indemnify Landlord hereunder shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Landlord shall give prompt written notice to Tenant of the occurrence of any loss, damage, or injury to which Tenant's duty to indemnify and hold harmless the Landlord may pertain and Tenant shall have the right to defend any claim asserted by any party with respect to such loss, damage, or injury through counsel of Tenant's selection.

          (c) Except for any loss, damage, or injury to person or property caused by the negligence or intentional misconduct of Tenant, or Tenant's agents, employees, contractors, invitees or guests, Landlord shall be responsible for, shall insure against, and shall indemnify Tenant and hold it harmless from, any and all liability for any loss, damage or injury to person or property occurring in, on or about the common areas and facilities for the Project and the use, occupancy or operations of Landlord and occurring in, on or about any portion of the Project occupied by Landlord, and Landlord hereby releases Tenant from any and all liability for the same. Landlord's obligation to indemnify Tenant shall include the duty to defend against any claims asserted by reason of such loss, damage or injury and to pay any judgments, settlements, costs, fees and expenses, including attorneys' fees, incurred in connection therewith. Tenant shall give prompt written notice to Landlord of the occurrence of any loss, damage, or injury to which Landlord's duty to indemnify and hold harmless the Tenant may pertain and Landlord shall have the right to defend any claim asserted by any party with respect to such loss, damage, or injury through counsel of Landlord's selection.

          (d) Landlord and its partners, shareholders, affiliates, officers, agents, servants and employees shall not be liable for any damage to person, property or business resulting from the loss of use thereof sustained by Tenant or by any other persons due to the Buildings or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Buildings, including the Premises, or due to any act or neglect of any tenant or occupant of the Buildings or of any other person. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause. Tenant agrees that except as set forth below in this subsection
(d), all personal property located in the Premises or placed by Tenant or on behalf of Tenant upon loading docks, receiving and holding areas, or freight elevators of Buildings, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

13.  EMINENT DOMAIN
     --------------

          If the whole or any part of the Premises or Project (including parking areas) shall be taken for public or quasipublic use by a governmental authority under the power of eminent domain or shall be conveyed to a governmental authority in lieu of such taking, and if such taking or conveyance shall cause the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant may, at its option, terminate this Lease as of the date Tenant is required to surrender possession of the Premises as a result of such taking. If a part of the Premises or Project shall be taken or conveyed but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken or conveyed as of the date Tenant surrenders possession; Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken or conveyed tenantable; and the rent shall be reduced in proportion to the part of the Premises so taken or conveyed. Tenant shall not have the right to assert a claim against the governmental authority exercising its power of eminent domain based upon the value of Tenant's leasehold interest. All compensation awarded for such taking or conveyance shall be the property of Landlord without any deduction therefrom for any present or future estate of Tenant and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award. However, Tenant shall have the right to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and depreciation to and removal of Tenant's trade fixtures and personal property.

14.  LIENS
     -----

          If, because of any act or omission of Tenant or anyone claiming by, through, or under Tenant (other than Landlord), any mechanic's lien or other lien shall be filed against the Premises or the Project for work performed by or on behalf of Tenant (whether or not such lien is valid or enforceable as such), Tenant shall, at its own expense, cause the same to be discharged of record within a reasonable time, not to exceed sixty (60) days after the date of filing thereof, and shall also defend and indemnify Landlord and hold it harmless from any and all claims, losses, damages, judgments, settlements, cost and expenses, including attorneys' fees, resulting therefrom or by reason thereof. If such lien is not discharged of record within sixty (60) days after the date of filing thereof, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees and Landlord's Costs) incurred by Landlord in connection with such lien.

15.  RENTAL, PERSONAL PROPERTY AND OTHER TAXES
     -----------------------------------------

          (a) Tenant shall pay before delinquency any and all taxes, assessments, fees or charges (hereinafter referred to as "taxes"), including any sales, gross income, rental, business occupation or other taxes, levied or imposed upon Tenant's business operation in the Premises and any personal property or similar taxes levied or imposed upon Tenant's trade fixtures, leasehold improvements or personal property located within the Premises. In the event any such taxes are charged to the account of, or are levied or imposed upon the property of Landlord, Tenant shall reimburse Landlord for the same as additional rent. Notwithstanding the foregoing, Tenant shall have the right to contest in good faith any such tax and to defer payment, if required, until after Tenant's liability therefor is finally determined.

          (b) If any tenant finish improvements, trade fixtures, alterations or improvements or business machines and equipment located in, on or about the Premises, regardless of whether they are installed or paid for by Landlord or Tenant and whether or not they are affixed to and become a part of the realty and the property of Landlord, are assessed for real property tax purposes at a valuation higher than that at which other such property in other space in the Project is assessed, then Tenant shall reimburse Landlord as additional rent for the amount of real property taxes shown on the appropriate county official's records as having been levied upon the Project or other property of Landlord by reason of such excess assessed valuation.

16.  ASSIGNMENT AND SUBLETTING
     -------------------------

          Tenant may not assign or otherwise transfer its interest in this Lease or sublet the Premises or any part thereof without the prior written consent of Landlord. Tenant shall notify Landlord thirty (30) days in advance of its intent to transfer, assign or sublet all or any portion of the Premises and shall, at the time Tenant requests Landlord's approval, provide Landlord with financial information on the proposed assignee or subtenant. Landlord shall have the right to grant or withhold its consent to a proposed assignment or subletting in Landlord's sole discretion; however, Landlord shall not have the right to unreasonably withhold its consent with respect to any assignment or sublease requested by Tenant hereunder, provided that (i) the request is for an assignment or sublease to one assignee or subtenant (as applicable), and (ii) there is currently no other sublease in effect and (iii) the Tenant's interest in this Lease has not previously been assigned more than once. Without limitation, in determining whether to withhold its consent with respect to an assignment or subleasing request to which said reasonableness standard applies, Landlord shall have the right to give due regard to the proposed assignee's or subtenant's financial situation, reputation, and specific proposed use, as well as security issues and the impact on common areas. In any event, Tenant shall reimburse Landlord for fees and expenses incurred by Landlord (including expert and attorneys' fees) in reviewing any proposed assignment or subletting. In the event of any such assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of rent and the performance and observance of all of Tenant's other obligations under the terms, conditions and covenants of this Lease. No assignment or subletting of the Premises or any part thereof shall be binding upon Landlord unless such assignee or subtenant delivers to Landlord an instrument (in recordable form, if requested) containing an agreement of assumption of all of Tenant's obligations under this Lease and Landlord executes a consent form. Upon the occurrence of an event of default after the expiration of any applicable notice and cure period herein, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or by law, may, at its option, collect directly from the assignee or subtenant all rent becoming due to Landlord by reason of the assignment or subletting, and Landlord shall have a security interest in all property on the Premises to secure payment of such sums. Landlord, at its option, may also recapture any sublet space in the event of default. Any collection by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the further performance of its obligations under this Lease. Any rents received by Tenant from the assignment or subletting of the Premises which exceed rents payable by Tenant hereunder shall be immediately paid to Landlord as additional compensation. Landlord shall, at its option, have the right to recapture all or any part of the Premises Tenant proposes to assign or sublet upon notice from Tenant of its intent to assign or such sublet part of the Premises. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Buildings, the Project and all other property referred to herein, and upon such transfer, the transferor shall have no further liability hereunder and Tenant shall attorn to any such transferee. Landlord hereby consents to the sublease(s), if any, described in Exhibit "D" attached
                                                         -----------
hereto and made a part hereof. Landlord hereby consents to the merger of Cray into SGI.

17.  SUBORDINATION OF LEASE TO MORTGAGES
     -----------------------------------

          This Lease shall be subject and subordinate to any mortgage or similar encumbrances, including ground or underlying leases, whether presently existing or hereafter voluntarily placed upon the Project or the Premises, including any renewals, extensions or modifications thereof, provided that, with respect to any such encumbrances hereafter placed on the Project or Premises, the holder of such encumbrance enters into a non-disturbance and attornment agreement with Tenant in a customary form, including, among other provisions, an agreement that Tenant's possession of the Premises will not be disturbed in the event of mortgage foreclosure or other similar exercise of remedies, so long as Tenant is not in default hereunder after the expiration of any applicable notice and cure periods. Tenant shall, at Landlord's request, execute and deliver within ten (10) days to Landlord, without cost, a subordination, non-disturbance and attornment agreement for purposes of confirming the subordination of this Lease.

18.  DEFAULTS AND REMEDIES
     ---------------------

          (a) Default by Tenant.  The occurrence of any one or more of the
              -----------------
following events shall be a default and breach of this Lease by Tenant:

              (1) Tenant shall fail to pay any installment of Base Rent, Taxes, Operating Expenses or additional rent within ten (10) days after written notice that the same is due and payable;

              (2) Tenant shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty day period and thereafter diligently completes the same;

              (3) Tenant shall abandon the Premises; or

              (4) Tenant makes an assignment for the benefit of creditors; or substantially all of Tenant's assets in, on or about the Premises or Tenant's interest in this Lease are attached or levied upon under execution (and Tenant does not discharge the same within sixty (60) days thereafter).

          (b) Remedies of Landlord.  Upon the occurrence of any event of default
              --------------------
set forth in Paragraph 18(a) hereof, Landlord shall have the following rights and remedies, in addition to those allowed by law, any one or more of which may be exercised without further notice to or demand upon Tenant:

              (1) Landlord may reenter the Premises and cure any default of Tenant, in which event Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord may incur to cure such default.

              (2) Landlord may terminate this Lease as of the date of such default, in which event: (A) neither Tenant nor any person claiming under or through Tenant shall thereafter be entitled to possession of the Premises, and Tenant shall immediately thereafter surrender the Premises to Landlord; (B) Landlord may reenter the Premises and dispossess Tenant or any other occupants of the Premises by summary proceedings, ejectment or otherwise, and may remove their effects, without prejudice to any other remedy which Landlord may have for possession or arrearages in rent; and (C) notwithstanding the termination of this Lease, Landlord may either declare all rent which would have been due under this Lease for the balance of the Term or exercised renewal period to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of such termination and reentry, or relet all or any part of the Premises for a term different from that which would otherwise have constituted the balance of the Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be obligated to pay to Landlord as liquidated damages the difference between the rent provided for herein and that provided for in any lease covering a subsequent reletting of the Premises, for the period which would otherwise have constituted the balance of the Term, together with all of Landlord's costs and expenses for preparing the Premises, for reletting, including all repairs, tenant finish improvements, marketing costs, broker's and attorney's fees, and all loss or damage which Landlord may sustain by reason of such termination, reentry and reletting, it being expressly understood and agreed that the liabilities and remedies specified above shall survive the termination of this Lease. Notwithstanding anything to the contrary herein contained, Landlord shall not have a duty to mitigate its damages following Tenant's default under this Lease.

              (3) Landlord may terminate Tenant's right of possession of the Premises and may repossess the Premises by unlawful detainer action, by taking peaceful possession or otherwise, without terminating this Lease, in which event Landlord may, but shall be under no obligation to, relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If Landlord fails to so relet the Premises, Tenant shall pay to Landlord as damages a sum equal to the rent which would have been due under this Lease for the balance of the Term or exercised renewal period as such rent shall become due and payable hereunder from time to time during the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations and additions and the expenses of such reletting and of the collection of the rent accruing therefrom to satisfy the rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the rent provided for in this Lease.

              (4) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the breach.

          Any agreement for an extension of the Term or any additional period thereafter shall not thereby prevent Landlord from terminating this Lease for any reason specified in this Lease. If any such right of termination is exercised by Landlord during the Term or any extension thereof, Tenant's right to any further extension shall thereby be automatically canceled. Any such right of termination of Landlord contained herein shall continue during the Term and any subsequent extension hereof.

          (c) Default by Landlord and Remedies of Tenant.  It shall be a default
              ------------------------------------------
and breach of this Lease by Landlord if it shall fail to perform or observe any term, condition, covenant or obligation required to be performed or observed by it under this Lease for a period of thirty (30) days after notice thereof from Tenant; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is of such nature that the same cannot reasonably be performed within such thirty (30) day period, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently completes the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold or abate any rent due hereunder.

          (d) NonWaiver of Defaults.  The failure or delay by either party
              ---------------------
hereto to enforce or exercise at any time any of the rights or remedies or other provisions of this Lease shall not be construed to be a waiver thereof, nor affect the validity of any part of this Lease or the right of either party thereafter to enforce each and every such right or remedy or other provisions. No waiver of any default and breach of this Lease shall be held to be a waiver of any other default of breach. The receipt of rent by Landlord at a time after rent is due under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

          (e) Attorney's Fees.  If Tenant defaults in the performance or
              ---------------
observance of any of the terms, conditions, covenants or obligations contained in this Lease and Landlord places the enforcement of all or any part of this Lease, the collection of any rent due or to become due or the recovery of possession of the Premises in the hands of an attorney, or if Landlord incurs any fees or out-of-pocket costs in any litigation, negotiation or transaction in which Tenant causes Landlord (without Landlord's fault) to be involved or concerned, Tenant agrees to reimburse Landlord for the attorney's fees and costs incurred thereby, whether or not suit is actually filed.

19.  BANKRUPTCY OR INSOLVENCY
     ------------------------

          (a) If a petition is filed by, or an order for relief is entered against Tenant under Chapter 7 of the Bankruptcy Code and the trustee of Tenant elects to assume this Lease for the purpose of assigning it, such election or assignment, or both, may be made only if all of the terms and conditions of subparagraphs (b) and (d) below are satisfied. To be effective, an election to assume this Lease must be in writing and addressed to Landlord, and in Landlord's business judgment, all of the conditions hereinafter stated, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied. If the trustee fails so to elect to assume this Lease within sixty
(60) days after his appointment, this Lease will be deemed to have been rejected, and Landlord shall then immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee and this Lease shall be terminated. Landlord's right to be compensated for damages in the bankruptcy proceeding, however, shall survive such termination.

          (b) If Tenant files a petition for reorganization under Chapters 11 or 13 of the Bankruptcy Code, or if a proceeding filed by or against Tenant under any other chapter of the Bankruptcy Code is converted to a Chapter 11 or 13 proceeding and Tenant's trustee or Tenant as debtor-in-possession fails to assume this Lease within sixty (60) days from the date of the filing of such petition or conversion, then the trustee or the debtor-in-possession shall be deemed to have rejected this Lease. To be effective any election to assume this Lease must be in writing addressed to Landlord and, in Landlord's business judgment, all of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable, must have been satisfied:

              (1) The trustee or the debtor-in-possession has cured or has provided to Landlord adequate assurance, as defined in this subparagraph (b), that:

                  a. The trustee will cure all monetary defaults under this Lease within ten (10) days from the date of assumption

                  b. The trustee will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption.

              (2) The trustee or the debtor-in-possession has compensated Landlord, or has provided Landlord with adequate assurance, as hereinafter defined, that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss it has incurred arising from the default of Tenant, the trustee, or the debtor-in-possession, as recited in Landlord's written statement of pecuniary loss sent to the trustee or debtor-in-possession.

              (3) The trustee or the debtor-in-possession has provided Landlord with adequate assurance of the future performance of each of Tenant's obligations under this Lease; provided, however, that:

                  a. From and after the date of assumption of this Lease, the trustee or the debtor-in-possession shall pay the Base and Additional Rents payable under this Lease in advance in equal monthly installments on each date that such Rents are payable.

                  b. The trustee or debtor-in-possession shall also deposit with Landlord, as security for the timely payment of Rent, an amount equal to three (3) months' Base Rent and other monetary charges accruing under this Lease;

                  c. If not otherwise required by the terms of this Lease, the trustee or the debtor-in-possession shall also pay in advance, on each day that any installment of Base Rent is payable, one-twelfth (1/12) of Tenant's annual Taxes, Operating Expenses, and other obligations under this Lease; and

                  d. The obligations imposed upon the trustee or the debtor-in-possession will continue for Tenant after the completion of bankruptcy proceedings.

              (4) Landlord has determined that the assumption of this Lease will not:

                  a. Breach any provision in any other lease, mortgage, financing agreement, or other agreement by which Landlord is bound relating to the Property, Buildings or Project in which the Premises is located; or

                  b. Disrupt, in Landlord's judgment, the occupant mix or occupant consistency of the Buildings or Project or any other attempt by Landlord to provide or exclude a specific variety of occupants in the Buildings or Project which, in Landlord's judgment, would be most beneficial to all of the tenants thereof (including Landlord) and would enhance the security, image, reputation, and profitability thereof.

              (5) For purposes of this subparagraph (b), "adequate assurance" means that:

                  a. Landlord determines that the trustee or the debtor-in-possession has, and will continue to have, sufficient unencumbered assets, after the payment of all secured obligations and administrative expenses, to assure Landlord that the trustee or the debtor-in-possession will have sufficient funds timely to fulfill Tenant's obligations under this Lease and to keep the Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

                  b. An order shall have been entered segregating sufficient cash payable to Landlord and/or a valid and perfected first lien and security interest shall have been granted in property of Tenant, trustee, or debtor-in-possession which is acceptable in value and kind to Landlord, to secure to Landlord the obligation of the trustee or debtor-in-possession to cure all monetary and nonmonetary defaults under this Lease within the time periods set forth above.

          (c) In the event this Lease is assumed by a trustee appointed for Tenant or by Tenant as debtor-in-possession under the provisions of subparagraph
(b) above and, thereafter, Tenant is either adjudicated bankrupt or files a subsequent petition for arrangement under Chapter 11 of the Bankruptcy Code, then Landlord may, at its option, terminate this Lease and all the tenant's rights under it, by giving written notice of Landlord's election so to terminate.

          (d) If the trustee or the debtor-in-possession has assumed this Lease, pursuant to subparagraph (a) or (b) above, to assign or to elect to assign Tenant's interest under this Lease or the estate created by that interest to any other person, such interest or estate may be assigned only if the intended assignee has provided adequate assurance of future performance, as defined in this subparagraph (d), of all of the terms, covenants, and conditions of this Lease.

              (1) For purposes of this subparagraph (d), "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:

                  a. The assignee has submitted a current financial statement, audited by a certified public accountant, which shows a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by the assignee of the tenant's obligations under this Lease;

                  b. If requested by Landlord, the assignee will obtain guarantees, in form and substance satisfactory to Landlord (i.e. letter(s) of credit), from one or more persons who satisfy Landlord's standards of creditworthiness; and

                  c. Landlord has obtained consents or waivers from any third parties which may be required under any lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

          (e) When, pursuant to the Bankruptcy Code, the trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of all or part of the Premises, it is agreed that such charges will not be less than the Base Rent as defined in this Lease, plus additional rent and other monetary obligations of Tenant included herein.

          (f) Neither Tenant's interest in this Lease nor any estate of Tenant created in this Lease shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, nor otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant, unless Landlord consents in writing to such transfer. Landlord's acceptance of Rent or any other payments from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, either the requirement of Landlord's consent or Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent.

20.  ACCESS TO THE PREMISES
     ----------------------

          Landlord, its employees and agents and any mortgagee of the Project shall have the right to enter any part of the Premises following at least twenty-four (24) hours' written notice (except in the event of an emergency, in which case only such notice as is reasonably possible shall be required) for the purposes of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants and for making such repairs, alterations or improvements to the Premises or the Project as Landlord may deem necessary or desirable. Notwithstanding anything to the contrary herein contained, Landlord agrees that it shall not unreasonably interfere with the use of the Premises by Tenant and shall use diligent and good faith efforts to preserve all confidentiality of Tenant. If (i) Landlord is unable to timely gain access to the Premises due to Tenant's security or other reasons within Tenant's control, and (ii) Landlord incurs loss or damage as a result, for example (but without limitation) due to a ruptured pipe or other repair problem, then Tenant shall be obligated to reimburse Landlord within ten (10) days after demand for any such loss or damage to the extent insurance proceeds are not recovered by Landlord for the same.

21.  SURRENDER OF PREMISES
     ---------------------

          Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, together with all keys, access cards, alterations, improvements, and other property as provided elsewhere herein, in broom clean condition and in good order, condition and repair, except for ordinary wear and tear, damage created by casualty loss and damage which Tenant is not obligated to repair, failing which Landlord may restore the Premises to such condition at Tenant's expense, which shall be payable upon demand. Subject to the provisions of Paragraph 10(d) hereof, upon such expiration or termination Tenant's trade fixtures, furniture and equipment shall remain Tenant's property, and if Tenant shall not then be in default under this Lease, Tenant shall have the right to remove the same prior to the expiration or earlier termination of this Lease, Tenant shall promptly repair any damage caused by any such removal, and shall restore the Premises to the condition existing prior to the installation of the items so removed. Any of Tenant's trade fixtures, furniture or equipment not so removed shall be considered abandoned and may be retained by Landlord or be destroyed or disposed of at Tenant's expense. All reference to trade fixtures shall be as described in Paragraph 10(d) hereof.

22.  HOLDING OVER
     ------------

          (a) If Tenant remains in possession of the Premises without the written consent of Landlord after the expiration or earlier termination of this Lease, Tenant shall be deemed to hold the Premises as a tenant at will subject to all of the terms, conditions, covenants and provisions of this Lease (which shall be applicable during the holdover period), except that the Base Rent shall be increased to 125% of the last current Base Rent. In addition, Tenant shall be liable to Landlord for all damages occasioned by such holding over. Tenant shall vacate and surrender the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. No holding over by Tenant, whether with or without the written consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

          (b) Notwithstanding the preceding subsection (a) to the contrary, but applicable only with respect to space that Tenant was to have vacated before June 1, 2001, Tenant may extend the term of this Lease for a period of up to six
(6) months by providing Landlord with written notice of exercise at least ninety
(90) days prior to the expiration or earlier termination of the Lease (that is, such notice must be delivered by not later than March 1, 2001), in which event Tenant shall remain a tenant subject to the same terms and conditions of this Lease, including the payment of Base Rent equal to 105% of the last current Base Rent.

          (c) Notwithstanding the preceding subsection (a) to the contrary, applicable in situations other than as set forth in the preceding subsection
(b), Tenant may extend the term of this Lease for a period of up to three (3) months by providing Landlord with written notice of exercise at least ninety
(90) days prior to the expiration or earlier termination of the Lease, in which event Tenant shall remain subject to the same terms and conditions of this Lease, including the payment of Base Rent equal to one hundred five percent (105%) of the last current Base Rent. The rights granted to Tenant under this subsection (c) shall not be available with respect to any space for which Tenant exercised the rights available under the preceding subsection (b).

23.  QUIET ENJOYMENT
     ---------------

          Except as provided in Paragraph 22 hereof to the extent that it may be applicable, if and so long as Tenant pays the prescribed rent and performs or observes all of the terms, conditions, covenants and obligations of this Lease required to be performed or observed by it hereunder, Tenant shall at all times during the term hereof have the peaceable and quiet enjoyment, possession, occupancy and use of the Premises without any interference from Landlord or any person or persons claiming the Premises by, through or under Landlord, subject to any mortgages, underlying leases or other matters of record to which this Lease is or may become subject provided that any such mortgagees shall be required to provide Tenant with a nondisturbance agreement allowing Tenant to remain in the Premises under the terms of this Lease in the event of a default under the mortgage by Landlord.

24.  PROPERTY MANAGEMENT AGREEMENT
     -----------------------------

          Concurrently with the execution and delivery of this Lease, Landlord, as owner, and SGI, as property manager, have entered into that certain Property Management Agreement of even date herewith under which SGI is to manage the Project for Landlord. The parties do not intend that any provision of this Lease shall give to Landlord, any independent right with respect to management of the Project which is inconsistent with the provisions of the Property Management Agreement. The parties acknowledge that a condition of the validity and effectiveness of this Lease is Landlord's and SGI's agreement to enter into the Property Management Agreement; however, termination of the Property Management Agreement shall have no effect on the continuing effectiveness of this Lease.

25.  NOTICE AND PLACE OF PAYMENT
     ---------------------------

          (a) All rent and other payments required to be made by Tenant to Landlord shall be delivered or mailed to Landlord' at the address set forth below or any other address Landlord may specify from time to time by written notice given to Tenant.

          (b) All payments required to be made by Landlord to Tenant shall be delivered or mailed to Tenant at the address set forth in Paragraph 25(c) hereof or at any other address within the United States as Tenant may specify from time to time by written notice given to Landlord.

          (c) Any notice, demand or request required or permitted to be given under this Lease or by law shall be deemed to have been given if reduced to writing and mailed by Registered or Certified mail, postage prepaid, to the party who is to receive such notice, demand or request at the address set forth below or at such other address as Landlord or Tenant may specify from time to time by written notice. When delivering such notice, demand or request shall be deemed to have been given as of the date it was so delivered.

Landlord:                                       Tenant:
WAM!NET Inc.                                    Silicon Graphics, Inc.
6100 West 110th Street                          2011 North Shoreline Boulevard
Minneapolis, MN  55438                          Mountain View, CA  94043-1389
ATTN:  Edward J. Driscoll III                   M/S 720
                                                ATTN:  Manager, Corporate   Facilities

With copies to:                                 With copies to:
WAM!NET INC.                                    Silicon Graphics, Inc.
6100 West 110th Street                          2011 North Shoreline Boulevard
Minneapolis, Minnesota 55438                    Mountain View, CA 94043-1389
Attention:  Legal Counsel                       Attention:  Legal Services
and

Thomas P. Stoltman, Esq.                        Ronald A. Zamansky, Esq.
Larkin, Hoffman, Daly & Lindgren, Ltd.          Zamansky Professional Association
1500 Norwest Financial Center                   3901 IDS Tower
7900 Xerxes Avenue South                        80 South Eighth Street
Minneapolis, MN  55431                          Minneapolis, MN  55402

26.  MISCELLANEOUS GENERAL PROVISIONS
     --------------------------------

          (a) Payments Deemed Rent.  Any amounts of money to be paid by Tenant
              --------------------
to Landlord pursuant to the provisions of this Lease, whether or not such payments are denominated "rent" or "additional rent" and whether or not they are to be periodic or recurring, shall be deemed rent or additional rent for purposes of this Lease; and any failure to pay any of same as provided in Paragraph 18(a) hereof shall entitle Landlord to exercise all of the rights and remedies afforded hereby or by law for the collection and enforcement of Tenant's obligation to pay rent. Tenant's obligation to pay any such rent or additional rent pursuant to the provisions of this Lease shall survive the expiration or other termination of this Lease and the surrender of possession of the Premises after any holdover period.

          (b) Estoppel Letters.  Tenant shall, within ten (10) days following
              ----------------
written request from Landlord, execute, acknowledge and deliver to Landlord or to any lender, purchaser or prospective lender or purchaser designated by Landlord a written statement in a form provided by Landlord certifying (i) that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), (ii) the date to which rent has been paid,
(iii) that there are not, to Tenant's knowledge, any uncured defaults (or specifying such defaults if any are claimed), and (iv) such further matters regarding this Lease and/or the Premises customarily included in estoppel letters or certificates as may be reasonably requested by Landlord, provided that disclosure of confidential information by Tenant shall not be required. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Project. Tenant's failure to deliver such statement within such period shall be conclusive upon Tenant that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in Landlord's performance hereunder.

          (c) Memorandum of Lease.  If requested by Landlord or Tenant, a
              -------------------
memorandum of lease, containing the information required by applicable law concerning this Lease shall be prepared, executed by both parties and filed for record in the office of the county recorder in Dakota County, Minnesota.

          (d) Claims for Fees.  Each party hereto shall indemnify and hold
              ---------------
harmless the other party for any and all liability incurred in connection with the negotiation or execution of this Lease for any real estate broker's commission or finder's fee which has been earned by a real estate broker or other person on such party's behalf. Each party represents to the other that each party has retained corporate real estate advisors and that each party shall be responsible for the fees of their own advisors.

          (e) Applicable Law.  This Lease and all matters pertinent thereto
              --------------
shall be construed and enforced in accordance with the laws of the State of Minnesota.

          (f) Entire Agreement.  This Lease, including all Exhibits, Riders and
              ----------------
Addenda, constitutes the entire agreement between the parties hereto regarding the subject matter hereof and may not be modified except by an instrument in writing executed by the parties hereto. Notwithstanding anything to the contrary herein contained, the parties acknowledge that the Landlord has entered into the Property Management Agreement with Tenant or SGI.

          (g) Binding Effect.  This Lease and the respective rights and
              --------------
obligations of the parties hereto shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto as well as the parties themselves; provided, however, that Landlord, its successors and assigns shall be obligated to perform Landlord's covenants under this Lease only during and in respect of their successive periods as Landlord during the term of this Lease.

          (h) Severability.  If any provision of this Lease shall be held to be
              ------------
invalid, void or unenforceable, the remaining provisions hereof shall not be affected or impaired, and such remaining provisions shall remain in full force and effect.

          (i) No Partnership.  Landlord shall not, by virtue of the execution of
              --------------
this Lease or the leasing of the Premises to Tenant, become or be deemed a partner of Tenant in the conduct of Tenant's business on the Premises or otherwise.

          (j) Headings, Gender, etc.  As used in this Lease, the word "person"
              ---------------------
shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall include any other gender. The topical headings of the several paragraphs of this Lease are inserted only as a matter of convenience and reference, and do not affect, define, limit or describe the scope or intent of this Lease.

          (k) No Right to Change Buildings Address.  Landlord shall have no
              ------------------------------------
right to change the street address of the Buildings occupied by Tenant without the prior written consent of Tenant. Landlord reserves the right to change the name of the Project and/or any Building(s) therein.

          (l) Execution by Landlord.  Submission of this instrument to Tenant,
              ---------------------
or Tenant's agents or attorneys, for examination or signature does not constitute or imply an offer to lease, reservation of space, or option to lease, and this Lease shall have no binding legal effect until execution hereof by both Landlord and Tenant.

          (m) Time of Essence.  Time is of the essence of this Lease and each of
              ---------------
its provisions.

          (n) Year 2000 Disclaimer.  Landlord and Tenant each hereby disclaims
              --------------------
any liability for any and all damages, injuries or other losses, whether ordinary, special, consequential, punitive or otherwise, arising out of, relating to or in connection with (a) the failure of any automated, computerized and/or software system or other technology used in, on or about the Project or relating to the management or operation of the Project to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999 and before, after, during and between the years 1999 A.D. and 2000 A.D., and leap year calculations and/or
(b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time data. The foregoing disclaimer shall apply to any such technology used in, on or about the Project or that affect the Project, whether or not such technology is within the control of Landlord or Tenant or their respective agents or representatives. THE FOREGOING DISCLAIMER INCLUDES A DISCLAIMER BY LANDLORD OF ALL WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, WITH RESPECT TO THE MATTERS DESCRIBED HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          (o) Drafting Party.  The parties represent that they have been
              --------------
represented by legal counsel in the negotiation and preparation of this Lease and that their respective attorneys have substantially participated in the drafting of this Lease. The parties agree that the rule of construction regarding ambiguities being construed against the drafting party shall not apply. Changes from any prior drafts of this Lease shall not be used in interpreting any of the provisions of this Lease.

          (p) Counterparts; Facsimile Signatures.  This Lease may be executed in
              ----------------------------------
one or more counterparts, each of which shall be deemed an original and together which shall constitute one document. Facsimile signatures on this Lease shall be deemed valid and acceptable; however, any party executing this Lease by facsimile signature shall immediately deliver not less than three (3) hard copy originals to the other party.

27.  SECURITY DEPOSIT
     ----------------

          (a) Landlord initially waives the requirement that Tenant pay a security deposit to Landlord. If on more than one occasion during the Term, Tenant fails to pay any installment of rent or any other charges required to be paid to Landlord hereunder and such failure continues beyond the period given to cure such default as set forth in paragraph 18(a) hereof, Landlord may by notice to Tenant require the immediate delivery, for security deposit purposes, of a letter of credit (the "Letter of Credit") for a sum equal to one (1) month of the then gross rent for the Premises (the "Security Deposit"). The Letter of Credit shall be held as security for the performance and observance by Tenant of all of its obligations under the terms, conditions and covenants of this Lease throughout the Term of this Lease. If Tenant performs and observes all of the terms, conditions and covenants of this Lease which are required to be performed and observed by it, Landlord shall return the Letter of

Credit to Tenant (within thirty (30) days) after the Expiration Date or after Tenant surrenders possession of the Premises, whichever is later. In the event of a default by Tenant in the payment of rent or the performance or observance of any of the other terms, conditions or covenants of this Lease, then Landlord may, at its option and without notice, draw on the Letter of Credit and apply all or any part of the Security Deposit in payment of such rent or to cure any other such default; and if Landlord does so, Tenant shall, upon request, deposit with Landlord the amount so applied (in cash or by an additional Letter of Credit) so that Landlord will have on hand at all times throughout the Term of this Lease the full amount of the Security Deposit. Landlord shall not be required to hold the Security Deposit (if cash) as a separate account, but may commingle it with Landlord's other funds. The use, application or retention of the Security Deposit or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. The Letter of Credit shall be issued by Norwest Bank or U.S. Bank or their successors, or such other financial institution as is mutually agreeable to Landlord and Tenant. The Letter of Credit shall be a so-called "standby" letter of credit, in writing and signed by the issuer, in form and content reasonably acceptable to Landlord, conspicuously stating that it is a letter of credit and expressly stating that it is irrevocable and that it is transferable to the successors and assigns of Landlord under this Lease. In the event that the Letter of Credit is not transferable to such successors and assigns, Tenant agrees to cause the issuance of a substitute letter of credit (meeting the requirements of this paragraph) and issued for the benefit of each such successor or assign.

          (b) In the event of a sale or any other transfer of the Project, Landlord shall have the right to transfer the Security Deposit to its purchaser and, provided that the purchaser assumes liability for the return (if applicable) of the Security Deposit, Landlord shall thereupon be released by Tenant from all responsibility for the return of such deposit; and Tenant agrees to look solely to such purchaser for the return of such deposit. In the event of an assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee, and Landlord shall have no further responsibility for the return of such deposit to the assignor.

28.  HAZARDOUS SUBSTANCES
     --------------------

          (a) Tenant covenants that Tenant, with respect to its use and operation on the Premises and within the Project, will remain in compliance with all applicable federal, state and local statutes, ordinances, regulations, rules and other laws presently in force or hereafter enacted relating to public health, safety, protection of the environment, environmental quality, contamination and clean-up of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource, Conservation and Recovery Act of 1976, as amended, and state superfund and environmental clean-up statutes and all rules and regulations presently or hereafter enacted ("environmental laws"). Tenant will not cause or knowingly permit any violations or other failures to comply with environmental laws on or about the Premises. As used above, the term "hazardous materials" shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, asbestos, PCBs, petroleum and petroleum-based products and raw materials that are included under or regulated by any environmental laws. Tenant shall not release, generate, manufacture, store, treat, transport or dispose of any hazardous material on or about the Project or any part thereof; however, Tenant may store, transport and use such hazardous materials as historically used by Tenant in the ordinary course of the operation of its business in compliance with all applicable environmental laws. Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with environmental laws. Tenant shall maintain all required records and file any necessary documents with the appropriate agencies relating to the use, storage or transportation of any hazardous materials on, to, from or about the Premises. Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord harmless from and against all losses, liabilities, obligations, penalties, claims, demands, judgments, costs and other damages, that may be imposed upon, incurred by or asserted or awarded against Landlord in connection with or arising from or out of: (i) the release or other deposit during the Term of this Lease of any hazardous material by Tenant, its employees, agents or contractors on, in, under or affecting all or any portion of the Project; (ii) any breach of any obligation or agreement of Tenant in this Paragraph; and/or (iii) any violation or claim of violation by Tenant of any environmental law occurring during the Term of this Lease. This indemnification obligation shall survive the termination of this Lease.

          (b) Landlord shall indemnify, defend (with counsel reasonably acceptable to Tenant and at Landlord's sole cost), and hold Tenant harmless from and against all losses, liabilities, obligations, penalties, claims, demands, judgments, costs and other damages, that are suffered or incurred by Tenant and caused by the release or other deposit of any hazardous material by Landlord, its employees, agents or contractors (excluding Tenant) which Tenant proves was released or deposited by Landlord, on, in, under or affecting all or any portion of the Project. This indemnification obligation shall survive the termination of this Lease.

          IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:                               TENANT:

WAM!NET INC.                            SILICON GRAPHICS, INC.

By: /s/ Allen L. Witters                By: /s/ William M. Kelly
    -----------------------------           -----------------------------
    Its: Chief Technology Officer           Its: Senior Vice President